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                                                                    Exhibit 10.2

                        MISSISSIPPI FEE PAYMENT AGREEMENT

      This Mississippi Fee Payment Agreement (the "Agreement") is entered into as of July 2, 1998, by and among Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (collectively and severally "Settling Defendants" and each individually a "Settling Defendant"), the State of Mississippi and private counsel retained by the State of Mississippi in connection with the lawsuit In re Mike Moore, Attorney General, ex rel. State of Mississippi Tobacco Litig., No. 94-1429 (Miss. Ch. Ct., Jackson County) (the "Action").

                                   WITNESSETH:

      WHEREAS, on October 17, 1997, the State of Mississippi and Settling Defendants entered into a comprehensive settlement agreement to settle and resolve with finality all present and future civil claims relating to the subject matter of the Action (the "Settlement Agreement"), which Settlement Agreement was approved by the Chancery Court for the Jackson County (the "Court") and adopted as an enforceable order of the Court pursuant to Court Order dated December 29, 1997;

      WHEREAS, paragraph 16 of the Settlement Agreement provides that Settling Defendants shall pay reasonable attorneys' fees to private counsel for the State of Mississippi, in an amount set by arbitration, subject to an appropriate annual cap on all such payments of attorneys' fees by Settling Defendants, as well as other conditions;

      WHEREAS, paragraph 16 of the Settlement Agreement did not and was not intended to reflect the entire agreement of Settling Defendants and the State of Mississippi as to the procedures and conditions that would govern Settling Defendants' payment of fees to private counsel retained by the State of Mississippi in connection with the Action ("Mississippi Counsel"), including an agreed specific annual aggregate national cap on all payments of attorneys' fees and certain other professional fees by Settling Defendants, as well as other essential terms;

      WHEREAS, Settling Defendants and Mississippi Counsel have entered into a letter agreement dated October 10, 1997 (the "October 10th Letter") which describes the essential terms of Settling Defendants' agreement to pay fees to Mississippi Counsel pursuant to paragraph 16 of the Settlement Agreement;

      WHEREAS, paragraph 15 of the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Mississippi will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

      WHEREAS, on January 16, 1998, Settling Defendants entered into a pre-verdict settlement agreement with the State of Texas, which sets forth the terms of Settling Defendants' agreement to pay attorneys' fees to private counsel for the State of Texas and includes provisions for advances on such attorneys' fees by Settling Defendants and the State of Texas;

      WHEREAS, on May 8, 1998, certain Settling Defendants entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement"), which includes provisions for payment of attorneys' fees to private counsel for the State of Minnesota;

      WHEREAS, on July 2, 1998, Settling Defendants and the State of Mississippi entered into a Stipulation of Amendment to Settlement Agreement and for Entry of Agreed Order (the "Stipulation of Amendment") to resolve any disputes with respect to the Most Favored Nation clause of the Settlement Agreement, including any disputes regarding payment of attorneys' fees, in light of the Texas and Minnesota Settlements; and

      WHEREAS, Settling Defendants, the State of Mississippi and Mississippi Counsel, in order to resolve any disputes with respect to paragraphs 15 and 16 of the Settlement Agreement, and to describe more fully the procedures that will govern Settling Defendants' payment of fees to Mississippi Counsel, have agreed to the terms of this Agreement:

      NOW, THEREFORE, BE IT KNOWN THAT, in consideration of their mutual agreement to the terms of this Agreement, the State of Mississippi's and Settling Defendants' mutual agreement to the terms of the Stipulation of


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Amendment, and such other consideration described herein, including the release of certain claims against Settling Defendants, the sufficiency of which is hereby acknowledged, the parties hereto, acting by and through their authorized agents, memorialize and agree as follows:

SECTION 1. Agreement to Pay Fees.

      Settling Defendants will pay reasonable attorneys' fees to Mississippi Counsel for their representation of the State of Mississippi in connection with the Action. The amount of such fees will be set by a panel of three independent arbitrators (the "Panel") whose decision as to the amount of fees for Mississippi Counsel arbitrated in connection with this Agreement (the "Mississippi Fee Award") shall be final and not appealable. The procedures governing Settling Defendants' obligation to pay the Mississippi Fee Award, including the procedures for making, and the timing of payments in satisfaction of, the Mississippi Fee Award, shall be as provided herein.

SECTION 2. Aggregate National Caps on Payment of Certain Fees.

      Settling Defendants' payment of the Mississippi Fee Award pursuant to this Agreement shall be subject to the payment schedule and the annual and quarterly aggregate national caps specified in sections 11, 12, 13, 14 and 15 hereof, which shall apply to:

      (a) all payments of attorneys' fees pursuant to an award arbitrated by the Panel ("Fee Award") in connection with the settlement of any tobacco and health cases (other than non-class action personal injury cases brought directly by or on behalf of a single natural person or the survivor of such person or for wrongful death, or any non-class action consolidation of two or more such cases) ("Tobacco Cases") on terms that provide for payment by Settling Defendants or other defendants acting in agreement with Settling Defendants (collectively, "Participating Defendants") of fees with respect to private counsel retained by the plaintiff in connection with any such case ("Private Counsel"), subject to an annual cap on payment of all such fees;

      (b) all payments of attorneys' fees (other than fees for attorneys of Participating Defendants) pursuant to a Fee Award for activities in connection with Tobacco Cases resolved by operation of federal legislation that either (i) implements the terms of the June 20, 1997 Proposed Resolution (or a substantially equivalent federal program) (the "Proposed Resolution") or (ii) imposes an enforceable obligation on Participating Defendants to pay attorneys' fees with respect to Private Counsel (any such legislation hereinafter referred to as "Federal Legislation"); and

      (c) all payments of attorneys' fees and certain other professional fees (other than fees for attorneys or agents of Participating Defendants) pursuant to a Fee Award for contributions made toward enacted Federal Legislation. In the event that Federal Legislation is enacted, the terms "Private Counsel" and "Eligible Counsel" shall apply not only to persons otherwise falling within the definitions of such terms herein but also to all persons granted Fee Awards for such contributions (such persons being Eligible Counsel with respect to each month beginning with the month the Federal Legislation was enacted).

      Nothing in this Agreement shall be construed to require any Settling Defendant to pay Fee Awards in connection with any litigation other than the Action.

SECTION 3. Exclusive Obligation of Settling Defendants; Release.

      The provisions set forth herein constitute the entire obligation of Settling Defendants with respect to payment of attorneys' fees in connection with the Action and the exclusive means by which Mississippi Counsel may seek payment of fees by Settling Defendants in connection with the Action. The parties hereto acknowledge that the provisions for payment set forth herein are the entirety of Settling Defendants' obligations with respect to payment of attorneys' fees pursuant to paragraph 16 of the Settlement Agreement and the October 10th Letter. The State of Mississippi agrees that Settling Defendants shall have no other obligation to pay fees or otherwise compensate Mississippi Counsel, any other counsel or representative of the State of Mississippi or the State of Mississippi itself with respect to attorneys' fees in connection with the Action. Each Mississippi Counsel hereby irrevocably releases Settling Defendants and their respective present and former parents, subsidiaries, divisions, affiliates, officers, directors, employees, representatives, insurers, agents and attorneys (as well as the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) from any and all claims that such counsel ever had, now has or hereafter can, shall or may have in any way related to the Action (including but not limited to any negotiations related to the settlement of the Action). The foregoing shall not be construed as a release of any person or entity as to any of the obligations undertaken in this Agreement in connection with a breach thereof.

SECTION 4. Composition of the Panel.

      (a) The first and the second members of the Panel shall both be permanent members of the Panel and, as such, will participate in the determination of all Fee Awards. The third Panel member shall not be a permanent Panel member, but instead shall be a state-specific member selected to determine Fee Awards on behalf of Private Counsel retained in connection with litigation within a single state. Accordingly, the third, state-specific member of the Panel for purposes of determining Fee Awards with respect to litigation in the State of Mississippi shall not participate in any determination as to any Fee Award with respect to litigation in any other state (unless selected to participate in such determinations by such persons as may be authorized to make such selections under other agreements).

      (b) The members of the Panel shall be selected as follows:

            (i) The first member shall be a natural person selected by Participating Defendants, who shall advise Mississippi Counsel of the name of the person selected by October 8, 1998.

            (ii) The second member shall be a natural person selected by agreement of Participating Defendants and a majority of the members of a committee composed of the following members: Joseph F. Rice, Richard F. Scruggs, Steven W. Berman, Walter Umphrey, two representatives of the Castano Plaintiffs' Legal Committee and, at the option of Participating Defendants, one additional representative to serve on behalf of counsel for any one or more states that, subsequent to the date hereof, enter into settlement agreements with Participating Defendants that provide for payment of such states' Private Counsel pursuant to an arbitrated award of fees; such second member shall be selected by October 1, 1998.

            (iii) The third, state-specific member for purposes of determining Fee Awards with respect to litigation in the State of Mississippi shall be a natural person selected by Mississippi Counsel, who shall notify Settling Defendants of the name of the person selected by October 15, 1998.

SECTION 5. Commencement of Panel Proceedings.

      No application for a Fee Award shall be presented to the Panel or any Panel member until November 3, 1998. The Panel shall consider and render

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decisions on applications for Fee Awards in the order in which they are submitted or pursuant to notice by counsel having priority that they have ceded their place to others. In the event that more than one application for a Fee Award is submitted on the same date, the Panel shall consider and render decisions on such applications in the order in which their respective cases were settled. Counsel may seek permission from the Panel to make combined presentations of aspects of their respective applications. Settling Defendants shall not oppose any request to combine presentations of applications for Fee Awards in connection with the Action, the lawsuit State of Florida v. American Tobacco Co., No. 95-1466AH (15th Jud. Circuit, Palm Beach County), or the lawsuit State of Texas v. American Tobacco Co., No. 5-96CV-91 (E.D. Tex. filed Mar. 28, 1996).

SECTION 6. Costs of Arbitration.

      All costs and expenses of the arbitration proceedings held by the Panel, including compensation of Panel members (but not including any costs, expenses or compensation of counsel making applications to the Panel), shall be borne by Settling Defendants in proportion to their respective Market Shares.

SECTION 7. Panel Procedures Regarding Application of Mississippi Counsel.

      Mississippi Counsel shall make a collective written application to the Panel for a Fee Award on behalf of all Mississippi Counsel not later than November 3, 1998. All interested persons, including persons not parties hereto, may submit to the Panel any information that they wish; but interested persons not parties hereto may submit only written materials. The Panel shall consider all such submissions by any party hereto and may consider any such materials submitted by other interested persons. All written submissions relating to applications for a Fee Award in connection with the Action shall be served on all parties hereto by November 13, 1998. Presentations to the Panel shall, to the extent possible, be based on affidavit rather than live testimony. The Panel shall preserve the confidentiality of any attorney work-product materials or other similar confidential information that may be submitted. Settling Defendants will not take any position adverse to the amount of the Fee Award requested by Mississippi Counsel, nor will they or their representatives express any opinion (even upon request) as to the appropriateness or inappropriateness of the amount of any proposed Mississippi Fee Award. The undersigned outside counsel for Settling Defendants Philip Morris Incorporated and R.J. Reynolds Tobacco Company will appear, if requested, to provide information as to the nature and efficacy of the

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work of Mississippi Counsel and to advise the Panel that they support a
Mississippi Fee Award of full reasonable compensation under the circumstances.

SECTION 8. Award of Fees to Mississippi Counsel.

      The members of the Panel will consider all relevant information submitted to them in reaching a decision as to a Fee Award that fairly provides for full reasonable compensation of Mississippi Counsel for their representation of the State of Mississippi in connection with the Action. The Panel shall determine the amount of fees for all Mississippi Counsel collectively no later than December 10, 1998. Given the significance and uniqueness of the Action, the Panel shall not be limited to an hourly-rate or lodestar analysis in determining the amount of the Mississippi Fee Award, but shall take into account the totality of the circumstances. In considering the amount of the Mississippi Fee Award, the Panel shall not consider Fee Awards that already have been or yet may be awarded to others. The Panel's decisions as to Fee Awards shall be in writing and shall report the amount of the fee awarded (with or without explanation or opinion, at the Panel's discretion).

SECTION 9. Allocation of Payments among Mississippi Counsel.

      All payments (including advances) made by Settling Defendants in satisfaction of the Mississippi Fee Award pursuant to this Agreement shall be paid in the first instance to an account designated in writing by Joseph F. Rice, Esq. Each Mississippi Counsel shall be entitled to receive a percentage of each such payment equal to the percentage such counsel would receive of any fee recovery in the Action, under the terms of the fee-sharing agreement among Mississippi Counsel (such percentage being such counsel's "Fee Percentage" of the payment in question).

SECTION 10. Advances on Payment of Fees.

      Settling Defendants shall severally make two payments as an advance against later payments of the Mississippi Fee Award pursuant to this Agreement, to be credited as provided in section 15 hereof, as follows:

      (a) On or before July 6, 1998, each Settling Defendant shall pay to Mississippi Counsel, pro rata in proportion to its Market Share indicated on Schedule A hereto, its respective share of $50 million.

      (b) On or before July 31, 1998, each Settling Defendant shall pay to Mississippi Counsel, pro rata in proportion to its Market Share indicated on Schedule A hereto, its respective share of $50 million.

SECTION 11. Annual Amount for 1997; Allocation.

      (a) For 1997, Settling Defendants shall pay, in the manner described in section 13 hereof, the unsatisfied amount of the Fee Award (the "Unpaid Fees") of Mississippi Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of Private Counsel retained in connection with the lawsuits State of Florida v. American Tobacco Co., No. 95-1466 AH (15th Jud. Circuit, Palm Beach County), and Mangini v. R.J. Reynolds Tobacco Co., No. 939359 (Cal. Super. Ct., San Francisco County), in an amount not to exceed $250 million for all payments described in this subsection.

      (b) In the event that the sum of the Unpaid Fees of those Private Counsel identified in subsection (a) of this section exceeds $250 million, such amount shall be allocated among the payments to be made with respect to such Private Counsel in proportion to the amount of their respective Unpaid Fees (the amount so allocated with respect to the Unpaid Fees of each such Private Counsel being such counsel's "Allocable Share" for 1997).

SECTION 12. Annual Amount for 1998; Allocation.

      (a) For 1998, Settling Defendants shall pay, in the manner described in section 13 hereof, the Unpaid Fees of Mississippi Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of all other Private Counsel, in an amount not to exceed $500 million for all such payments described in this subsection.

      (b) The amount payable to Mississippi Counsel by Settling Defendants for 1998 shall be determined as follows: The $500 million annual cap for 1998 shall be allocated equally among each month of the year. Except as provided in section 13(b) hereof, each monthly amount shall be allocated to those Private Counsel retained in connection with Tobacco Cases settled by Participating Defendants or resolved by Federal Legislation before or during such month, up to the amounts of their respective Unpaid Fees (such counsel being "Eligible Counsel" with respect to such monthly amount). In the event that the monthly amount is less than the sum of Eligible Counsel's Unpaid Fees, the monthly amount shall be allocated to Eligible Counsel in proportion to the amounts of their

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respective Unpaid Fees (the amount so allocated to each Eligible Counsel for a given month being such counsel's Allocable Share for such month, and the sum of each Private Counsel's Allocable Shares for each month being such counsel's Allocable Share for 1998).

      (c) Settling Defendants represent that, as of the date of this Agreement, the only Tobacco Cases (other than the Action) that have been settled by Participating Defendants on terms that allow for Private Counsel retained in connection with such cases to seek a Fee Award from the Panel are State of Florida v. American Tobacco Co., No. 95-1466AH (15th Jud. Circuit, Palm Beach County), State of Texas v. American Tobacco Co., No. 5-96CV-91 (E.D. Tex.), and Mangini v. R.J. Reynolds Tobacco Co., No. 939359 (Cal. Super. Ct., San Francisco County).

SECTION 13. Payments with Respect to Annual Amounts for 1997 and 1998.

      (a) On the earlier of December 15, 1998 or 15 days after the date of the Panel's decision with respect to the Mississippi Fee Award (the "Initial Mississippi Fee Payment Date"), each Settling Defendant shall severally pay, pro rata in proportion to its Market Share, its share of an initial fee payment with respect to the Mississippi Fee Award (the "Initial Mississippi Fee Payment"), which shall include:

            (i) Mississippi Counsel's Allocable Share for 1997 as provided in section 11 hereof or, in the event that the Panel has not rendered Fee Awards with respect to all Private Counsel described in section 11(a) hereof as of five business days prior to the Initial Mississippi Fee Payment Date, Settling Defendants' reasonable estimation of Mississippi Counsel's Allocable Share for 1997; and

            (ii) Mississippi Counsel's Allocable Share for 1998 as provided in section 12 hereof for each month of 1998 except those with respect to which Mississippi Counsel's Allocable Share could not be determined as of five days prior to the Initial Mississippi Fee Payment Date, as a result of there being other Eligible Counsel that, as of such date, had not yet been granted or denied a Fee Award by the Panel (either because such counsel's application for a Fee Award was still under consideration by the Panel or for any other reason).

      (b) On January 15, 1999, each Settling Defendant shall severally pay, pro rata in proportion to its Market Share, its share of Mississippi Counsel's Allocable Share for those months of 1998 not included in the Initial Mississippi Fee Payment. Mississippi Counsel's Allocable Share for any such month shall be based on an allocation of the monthly amount among Eligible Counsel having Fee Awards as of December 31, 1998, without regard to whether there may be other Eligible Counsel that have not been granted or denied a Fee Award by the Panel as of such date.

      (c) In the event that Settling Defendants pay an estimation of Mississippi Counsel's Allocable Share for 1997, as provided in subsection (a)(i) of this section, subsequent payments pursuant to this Agreement shall be adjusted to ensure that Mississippi Counsel receive their actual Allocable Share for 1997.

      (d) Notwithstanding any provision of this Agreement, Mississippi Counsel agree to defer payment of $62 million of the payment due from Settling Defendant R.J. Reynolds Tobacco Company ("Reynolds") on the Initial Mississippi Fee Payment Date. In the event that (i) Reynolds' share of the Initial Mississippi Fee Payment is less than $62 million or (ii) the Mississippi Fee Award has not been determined as of the date of any other payment by Reynolds in 1998 with respect to Fee Awards, individual Mississippi Counsel Scruggs, Millette, Bozeman & Dent, P.A. ("Scruggs, Millette") and Ness, Motley, Loadholt, Richardson & Poole ("Ness, Motley") shall also defer the amounts of their respective Fee Percentages of such other 1998 payments, until the sum of all deferred amounts equals $62 million. Under no circumstances shall this subsection require any increase in any payment to be made by any other Settling Defendant. On January 5, 1999, Reynolds shall pay to the appropriate persons the amounts of its 1998 payments deferred pursuant to this section.

SECTION 14. Quarterly Amounts for 1999 and Subsequent Years; Allocation.

      Within 10 business days after the end of each calendar quarter beginning with the first calendar quarter of 1999, Settling Defendants shall pay, in the manner provided in subsection (d) of this section, the Unpaid Fees of Mississippi Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of all other Private Counsel, in an amount not to exceed $125 million for all such payments, as follows:


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      (a) In the event that Federal Legislation has been enacted by the end of the calendar quarter with respect to which such quarterly payment is being made (the "Applicable Quarter"):

            (i) the quarterly amount shall be allocated among Private Counsel, up to the amount of their respective Unpaid Fees. Each Private Counsel shall be allocated an amount of each quarterly payment for the calendar year up to (or, in the event that the sum of such Private Counsel's Unpaid Fees exceeds the quarterly amount, in proportion to) the amount of such Private Counsel's Unpaid Fees. Each quarterly payment shall be allocated among Private Counsel having Unpaid Fees, without regard to whether there are other Private Counsel that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter. Subsequent quarterly payments shall be adjusted, if necessary, to account for Private Counsel that are granted Fee Awards in a subsequent quarter of the calendar year, as provided in paragraph (ii)(B) of this subsection.

            (ii) In the event that a quarterly payment for the calendar year is less than the sum of all Private Counsel's Unpaid Fees:

                  (A) in the case of the first such quarterly payment, the
            quarterly amount shall be allocated among Private Counsel in proportion to the amounts of their respective Unpaid Fees.

                  (B) in the case of a quarterly payment after the first
            quarterly payment that is less than the sum of all such Unpaid Fees, the quarterly amount shall be allocated only to those Private Counsel, if any, that were not paid a proportionate share of all prior quarterly payments for the calendar year (either because such Private Counsel's applications for Fee Awards were still under consideration as of the end of the calendar quarters with respect to which such quarterly payments were made or for any other reason), until each such Private Counsel has been allocated a proportionate share of all prior quarterly payments. In the event that the sum of all such shares exceeds the amount of the quarterly payment, such payment shall be allocated among such Private Counsel in proportion to the amounts of their respective Unpaid Fees (without regard to whether there are other Private Counsel that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter).


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      (b) In the event that Federal Legislation has not been enacted by the end of the Applicable Quarter:

            (i) the quarterly amount shall be allocated equally among each of the three months of the calendar quarter. The amount for each such month shall be allocated among those Private Counsel retained in connection with Tobacco Cases settled before or during such month (such Private Counsel being "Eligible Counsel" with respect to such monthly amount), each of whom shall be allocated a portion of each such monthly amount up to (or, in the event that the sum of Eligible Counsel's respective Unpaid Fees exceeds such monthly amount, in proportion to) the amount of such Eligible Counsel's Unpaid Fees. The monthly amount for each month of the calendar quarter shall be allocated among Eligible Counsel having Unpaid Fees, without regard to whether there may be Eligible Counsel that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter. Subsequent quarterly payments shall be adjusted, as necessary, to account for Eligible Counsel that are granted Fee Awards in a subsequent quarter of the calendar year, as provided in paragraph
      (ii)(B) of this subsection.

            (ii) In the event that the amount for a given month is less than the sum of all Eligible Counsel's Unpaid Fees:

                  (A) in the case of a first quarterly payment, such monthly amount shall be allocated among Eligible Counsel for such month in proportion to the amount of their respective Unpaid Fees.

                  (B) in the case of a quarterly payment after the first
            quarterly payment, the quarterly amount shall be allocated among only those Private Counsel, if any, that were Eligible Counsel with respect to any monthly amount paid in a prior quarter of the calendar year but were not allocated a proportionate share of such monthly amount (either because such counsel's applications for Fee Awards were still under consideration as of the end of the calendar quarter containing the month in question or for any other reason), until each such Eligible Counsel has been allocated a proportionate share of all such prior monthly payments for the calendar year. In the event that the sum of all such shares exceeds the amount of the quarterly payment, the quarterly payment shall be allocated among Eligible Counsel in proportion to the amounts of their respective Unpaid Fees (without regard to whether there may be other Eligible Counsel with respect to such prior monthly amounts that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter).

      (c) Adjustments pursuant to paragraphs (a)(ii)(B) and (b)(ii)(B) of this section shall be made separately for each calendar year. No amounts paid in any calendar year shall be subject to refund, nor shall any payment in any given calendar year affect the allocation of payments to be made in any subsequent calendar year.

      (d) Each Settling Defendant shall severally pay, pro rata in proportion to its respective Market Share, its share of the amounts, if any, allocated to Mississippi Counsel pursuant to this section.

SECTION 15. Credits and Limitations.

      Notwithstanding any other provision of this Agreement, all payments by Settling Defendants with respect to Fee Awards shall be subject to the following:

      (a) Notwithstanding any other provision of this Agreement, the advances against future payments to Mississippi Counsel made pursuant to section 10 hereof shall be credited against and shall reduce the payments due to Mississippi Counsel hereunder, beginning with the first quarterly payment for 1999 pursuant to section 14 hereof, in an amount equal to 50% of the payment in question, until the advances paid by Settling Defendants are fully credited; provided, however, that the sum of all such credits applied in any calendar year with respect to the advances made to Mississippi Counsel pursuant to section 10 hereof shall not exceed $50 million. The amount of any credit made against any such payment to Mississippi Counsel shall be counted in computing the annual and quarterly aggregate national caps on all payments made with respect to Private Counsel, in the amount of the credit applied to any such payment to Mississippi Counsel in any quarterly or annual period.

      (b) Under no circumstances shall Settling Defendants be required to make payments that would result in aggregate national payments by Participating Defendants with respect to Fee Awards:

            (i) for 1997, totaling more than $250 million;

            (ii) during 1998, totaling more than $500 million, except insofar as payments under the separate $250 million cap for 1997 are made in 1998 pursuant to section 13 hereof, and except insofar as advances are made in 1998 against payments due in years after 1998;

            (iii) during any year beginning with 1999, totaling more than $500 million, excluding payments with respect to any Private Counsel's Allocable Shares for 1998 that are paid in 1999; and

            (iv) during any calendar quarter beginning with the first calendar quarter of 1999, totaling more than $125 million, excluding payments with respect to any Private Counsel's Allocable Shares for 1998 that are paid in 1999 and except to the extent that payments with respect to any prior quarter of the calendar year did not total $125 million.

SECTION 16. Contribution to National Legislation.

      If Federal Legislation is enacted that implements the Proposed Resolution, a three-member national panel including the two permanent members of the Panel shall consider any application for Fee Awards on behalf of Private Counsel for contributions made toward the enactment of such Federal Legislation, along with all applications for Fee Awards for professional fees by any other persons who claim to have made similar contributions (other than attorneys or agents of Participating Defendants). No person shall make more than one application for a Fee Award in connection with any such contributions toward enactment of such Federal Legislation. All payments with respect to such Fee Awards, if any, shall be paid on the payment schedule and subject to, and counted in computing, the annual and quarterly national caps described in sections 12, 13, 14 and 15 hereof.

SECTION 17. Payments on Market Share Basis.

      All payments to Mississippi Counsel pursuant to this Agreement shall be paid by Settling Defendants pro rata in proportion to their respective Market Shares. Each Settling Defendant shall be severally liable for its share of all such payments. Under no circumstances shall any such payment or portion thereof become the joint obligation of Settling Defendants or the obligation of any party other than the Settling Defendant from which such payment is originally due, nor shall any Settling Defendant be required to pay a portion of any such payment greater than its respective Market Share. With respect to payment of the advances described in section 10 hereof and the payment for 1997 described in section 11 hereof, the Market Share of each Settling Defendant shall be as provided in Schedule A hereto. With respect to the payment for 1998 described in section 12 hereof, the Market Share of each Settling Defendant shall be its respective share of sales of cigarettes, by number of individual cigarettes shipped for consumption in the United States, for 1998. With respect to all other payments pursuant to this Agreement, each Settling Defendant's Market Share shall be its respective share of sales of cigarettes, by number of individual cigarettes shipped for consumption in the United States, for the 12 month period preceding the end of the calendar quarter with respect to which such payment is made.

SECTION 18. Determination of Market Share.

      In the event of a disagreement between or among any Settling Defendants as to their respective shares of any payment pursuant to this Agreement (except payments for which each Settling Defendant's Market Share is expressly provided herein), each Settling Defendant shall pay its undisputed share of such payment promptly, on or before the date on which such payment is due, and shall within 21 days submit copies of its federal excise tax reports for the period in question to a third party to be selected by agreement of Settling Defendants (the "Third Party"), who shall within three days determine the Market Share of each Settling Defendant. The decision of the Third Party shall be final and non-appealable, and shall be communicated by facsimile to each party hereto. Each Settling Defendant shall, within two business days of receipt of the Third Party's decision, pay Mississippi Counsel or such other Settling Defendant, as appropriate, the difference, if any, between (1) the amount that such Settling Defendant has already paid with respect to the payment in question and (2) the amount of the payment in question that corresponds to such Settling Defendant's Market Share as determined by the Third Party, together with interest accrued from the original date on which the payment in question was due, at the prime rate, as published in the Wall Street Journal on the latest publication date on or before the original date on which the payment in question was due, plus 3%.

SECTION 19. Limited Waiver as to Other Terms.

      In consideration of Settling Defendants' agreement to the terms hereof, each Mississippi Counsel hereby covenants and agrees that it will not argue in any forum (other than in proceedings before the Panel relating to Mississippi Counsel's application) that the arrangements made in connection with the Texas Settlement or the Minnesota Settlement for payment of fees to private counsel for the States of Texas or Minnesota give rise to any claim or entitlement on the part of Mississippi Counsel (or any other person) in connection with this Action.

SECTION 20. State's Identification of Mississippi Counsel.

      The Attorney General represents and warrants that Schedule B hereto contains the names of all Mississippi Counsel.

SECTION 21. Intended Beneficiaries.

      No part of this Agreement creates any rights on the part of, or is enforceable by, any person or entity that is not a party hereto or a person covered by the release described in section 3 hereof. Nor shall any part of this Agreement bind any non-party or determine, limit or prejudice the rights of any such person or entity.

SECTION 22. Definitions.

      Terms used herein that are defined in the Settlement Agreement or the Stipulation of Amendment are, unless otherwise defined herein, used in this Agreement as defined in the Settlement Agreement or the Stipulation of Amendment, as applicable.

SECTION 23. Representations of Parties.

      The parties hereto hereby represent that this Agreement has been duly authorized and, upon execution, will constitute a valid and binding contractual obligation, enforceable in accordance with its terms, of each of the parties hereto.

SECTION 24. No Admission.

      This Agreement is not intended to be and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of any liability or wrongdoing whatsoever on the part of any party hereto or any person covered by the release provided under section 3 hereof. Settling Defendants specifically disclaim and deny any liability or wrongdoing whatsoever with respect to the claims released under section 3 hereof and enter into this Agreement for the sole purposes of memorializing Settling Defendants' rights and obligations with respect to payment of attorneys' fees pursuant to the Settlement Agreement and avoiding the further expense, inconvenience, burden and uncertainty of potential litigation.

SECTION 25. Non-admissibility.

      This Agreement having been undertaken by the parties hereto in good faith and for settlement purposes only, neither this Agreement nor any evidence of negotiations relating hereto shall be offered or received in evidence in any action or proceeding other than an action or proceeding arising under this Agreement.

SECTION 26. Amendment and Waiver.

      This Agreement may be amended only by a written instrument executed by the Attorney General, Mississippi Counsel and Settling Defendants. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party. The waiver by any party of any breach of this Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement.

SECTION 27. Notices.

      All notices or other communications to any party hereto shall be in writing (including but not limited to telex, telecopy or similar writing) and shall be given to the respective parties listed on Schedule C hereto at the addresses therein indicated. Any party hereto may change the name and address of the person designated to receive notice on behalf of such party by notice given as provided in this section including an updated list conformed to Schedule C hereto.

SECTION 28. Governing Law.

      This Settlement Agreement shall be governed by the laws of the State of Mississippi, without regard to the conflict of law rules of such State.

SECTION 29. Construction.

      None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

SECTION 30. Captions.

      The captions of the sections of this Agreement are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

SECTION 31. Counterparts.

      This Agreement may be executed in counterparts. Facsimile or photocopied signatures shall be considered as valid signatures as of the date hereof, although the original signature pages shall thereafter be appended to this Settlement Agreement.

SECTION 32. Entire Agreement of Parties.

      This Agreement contains an entire, complete and integrated statement of each and every term and provision agreed to by and among the parties hereto with respect to payment of attorneys' fees by Settling Defendants in connection with the Action and is not subject to any condition not provided for herein.

      IN WITNESS WHEREOF, the parties hereto, through their fully authorized representatives, have agreed to this Mississippi Fee Payment Agreement as of this 2nd day of July, 1998.

                          STATE OF MISSISSIPPI acting by and through Michael C. Moore, its duly elected and authorized Attorney General


                          By: /s/ Michael C. Moore
                              ---------------------------------
                              Michael C. Moore
                               Attorney General

                                        PHILIP MORRIS INCORPORATED


                                        By: /s/ Meyer G. Koplow
                                            ------------------------------------
                                            Meyer G. Koplow
                                             Counsel


                                        By: /s/ Martin J. Barrington by MGK
                                            ------------------------------------
                                            Martin J. Barrington
                                             General Counsel

                                        R.J. REYNOLDS TOBACCO COMPANY


                                        By: /s/ Arthur F. Golden
                                            ------------------------------------
                                            Arthur F. Golden
                                             Counsel


                                        By: /s/ Charles A. Blixt by A.F.G.
                                            ------------------------------------
                                            Charles A. Blixt
                                             General Counsel

                                        BROWN & WILLIAMSON TOBACCO
                                        CORPORATION


                                        By: /s/ Stephen R. Patton
                                            ------------------------------------
                                            Stephen R. Patton
                                             Counsel


                                        By: /s/ F. Anthony Burke
                                            ------------------------------------
                                            F. Anthony Burke
                                             Vice President & General Counsel

                                        LORILLARD TOBACCO COMPANY


                                        By: /s/ Arthur J. Stevens by MGK
                                            ------------------------------------
                                            Arthur J. Stevens
                                             Senior Vice President & General
                                             Counsel

                                        MISSISSIPPI COUNSEL


                                        By: /s/ Joseph F. Rice
                                            ------------------------------------
                                            Joseph F. Rice
                                             Ness, Motley, Loadholt, Richardson
                                             & Poole

                                      By: /s/ Richard F. Scruggs by W.S. Bozeman
                                          --------------------------------------
                                          Richard F. Scruggs
                                           Scruggs, Millette, Bozeman & Dent,
                                           P.A


                                      By: /s/ Don Barrett
                                          --------------------------------------
                                          Don Barrett
                                           Barrett Law Offices


                                      By: /s/ Paul T. Benton
                                          --------------------------------------
                                          Paul T. Benton


                                      By: /s/ Frederick B. Clark
                                          --------------------------------------
                                          Frederick B. Clark


                                      By: /s/ Michael T. Lewis
                                          --------------------------------------
                                          Michael T. Lewis
                                           Lewis & Lewis

                                        By: /s/ David O. McCormick
                                            ------------------------------------
                                            David O. McCormick


                                        By: /s/ Charles Victor McTeer
                                            ------------------------------------
                                            Charles Victor McTeer
                                             McTeer & Associates


                                        By: /s/ Robert H. Oswald
                                            ------------------------------------
                                            Robert H. Oswald
                                             Oswald & Reed


                                        By: /s/ Crymes G. Pittman
                                            ------------------------------------
                                            Crymes G. Pittman
                                             Pittman, Germany, Roberts & Welsh


                                        By: /s/ Thomas H. Rhoden
                                            ------------------------------------
                                            Thomas H. Rhoden
                                             Rhoden, Lacy, Downey & Colbert

                                        By: /s/ Paul S. Minor
                                            ------------------------------------
                                            Paul S. Minor

                                   SCHEDULE A

                            MARKET SHARE PERCENTAGES

Settling Defendant                                                   Percentage
------------------                                                   ----------

Philip Morris Incorporated ............................................ 49.9

R.J. Reynolds Tobacco Company.......................................... 24.8

Brown & Williamson Tobacco Corp........................................ 16.4

Lorillard Tobacco Company..............................................  8.9

                                                                     ----------

TOTAL                                                                    100

                                   SCHEDULE B

                       DESIGNATION of MISSISSIPPI COUNSEL
                             by the Attorney General

Ness, Motley, Loadholt, Richardson & Poole (Ronald L. Motley, Joseph F. Rice, Charles W. Patrick, Jr., Edward J. Westbrook, Ann K. Ritter, J. Anderson Berly, III, John J. McConnell, Jr., Susan Nial, Robert J. McConnell, Richard L. Akel, Nancy Worth Davis, Alexandra M. Wagner, Kimberly S. Vroon, Jodi W. Flowers, Frederick C. Baker, R. Brian Johnson, Cindi Anne Solomon, Jerry Hudson Evans, Gregory S. Lofstead, William Michael Gruenloh)

Scruggs, Millette, Bozeman & Dent, P.A. (Richard F. Scruggs, W. Steve Bozeman, Charles J. Mikhail, Lee E. Young, Jennifer A. Coley, Ashley Hutchings Hendren)

Barrett Law Offices (Don Barrett)

Paul T. Benton

Frederick B. Clark

Lewis & Lewis (Michael T. Lewis, Pauline Shular Lewis)

David O. McCormick

McTeer & Associates (Charles Victor McTeer)

Oswald & Reed (Robert H. Oswald, William T. Reed)

Pittman, Germany, Roberts & Welsh (Crymes G. Pittman, Robert G. Germany, Joseph
E. Roberts, Jr., C. Victor Welsh)

Rhoden, Lacy, Downey & Colbert (Thomas H. Rhoden)

Paul S. Minor

                                   SCHEDULE C

                                     NOTICES

                              State of Mississippi

Hon. Michael C. Moore
Attorney General's Office
450 High Street
Post Office Box 220
Jackson, MS 39205
Fax: (601) 359-3441

With copies to:

Richard F. Scruggs
Scruggs, Millette, Bozeman & Dent, P.A.
743 Delmas Avenue
Pascagoula, MS 39568-1425
Fax: (228) 762-1207

and:

Joseph F. Rice, Esq.
Ness, Motley, Loadholt, Richardson & Poole
151 Meeting Street, Suite 600
Charleston, SC 29402
Fax: (843) 720-9290

and:

David O. McCormick
707 Watts Avenue
P.O. Box 865
Pascagoula, MS 39568-0865
Fax: (228) 762-4864

                                                                     (continued)

                               Settling Defendants

Philip Morris Incorporated:                       R.J. Reynolds Tobacco Company:

Martin J. Barrington, Esq.                        Charles A. Blixt, Esq.
Philip Morris Incorporated                        R.J. Reynolds Tobacco Company
120 Park Avenue                                   401 North Main Street
New York, NY 10017-5592                           Winston-Salem, NC 27102
Fax: (212) 907-5399                               Fax: (336) 741-2998

With a copy to:                                   With a copy to:

Meyer G. Koplow, Esq.                             Arthur F. Golden, Esq.
Wachtell, Lipton, Rosen & Katz                    Davis Polk & Wardwell
51 West 52nd Street                               450 Lexington Avenue
New York, NY 10019                                New York, NY 10017
Fax: (212) 403-2000                               Fax: (212) 450-4800

Brown & Williamson Tobacco Corp.:                 Lorillard Tobacco Company:

F. Anthony Burke, Esq.                            Arthur J. Stevens, Esq.
Brown & Williamson Tobacco Corp.                  Lorillard Tobacco Company
200 Brown & Williamson Tower                      714 Green Valley Road
401 South Fourth Avenue                           Greensboro, NC 27408
Louisville, KY 40202                              Fax: (336) 335-7707
Fax: (502) 568-7297

With a copy to:

Stephen R. Patton, Esq.
Kirkland & Ellis
200 East Randolph Dr.
Chicago, IL 60601
Fax: (312) 861-2200

                                                                     (continued)

                               Mississippi Counsel

Joseph F. Rice, Esq.                 Richard F. Scruggs
Ness, Motley, Loadholt,              Scruggs, Millette, Bozeman & Dent, P.A.
  Richardson & Poole                 743 Delmas Avenue
151 Meeting Street, Suite 600        Pascagoula, MS 39568-1425
Charleston, SC 29402                 Fax: (228) 762-1207
Fax: (843) 720-9290

Don Barrett, Esq.                    Paul T. Benton, Esq.
Barrett Law Offices                  Attorney At Law
P.O. Box 987                         P.O. Box 1341
Lexington, Mississippi 39095         Biloxi, MS 39533-1341
Fax 1: (850) 654-4072                Fax: (228) 432-0336
Fax 2: (601) 948-6187

Frederick B. Clark, Esq.             Michael T. Lewis
Attorney At Law                      Lewis & Lewis
P.O. Box 1806                        P.O. Box 1600
Greenwood, MS 38930                  Clarksdale, MS 38614
Fax: (601) 455-1282                  Fax: (601) 627-2267

David O. McCormick, Esq.             Charles Victor McTeer, Esq.
707 Watts Avenue                     McTeer & Associates
P.O. Box 865                         P.O. Box 1835
Pascagoula, MS  39568-0865           Greenville, MS 38702
Fax: (228) 762-4864                  Fax: (601) 334-6847

Robert H. Oswald, Esq.               Crymes Pittman, Esq.
Oswald & Reed                        Pittman, Germany, Roberts & Welsh
3106 Canty Street                    401 S. President Street
Pascagoula, MS 39567                 Jackson, MS 39201
Fax: (228) 769-9019                  Fax: (601) 948-6187

                                                                     (continued)

Thomas H. Rhoden, Esq.               Paul S. Minor, Esq.
Rhoden, Lacy, Downey & Colbert       Minor & Associates
111 Park Circle Drive                400 Main Street
Flowood, MS 39208                    Biloxi, MS 39530
Fax: (601) 936-2515                  Fax: (228) 374-6630